UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2012

Beacon Power Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-31973	04-3372365
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

65 Middlesex Road
Tyngsboro, Massachusetts	01879
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 694-9121

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

As previously disclosed, on October 30, 2011, Beacon Power Corporation, a Delaware corporation (the “Company”), filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The filings, Case Nos. 11-13450, 11-13451 and 11-13452, were made by the Company for Beacon Power Corporation, Stephentown Holding, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Holdings”), and Stephentown Regulation Services, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“SRS”) (together, the “Bankruptcy Cases”).

The following discussion provides only a brief description of the documents described below. The discussion is qualified in its entirety by reference to the Company’s filings with the Bankruptcy Court and to the full text of the Sale Order and the Asset Purchase Agreement (each as defined below), which are filed as exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01 in their entirety.

On February 7, 2012, a sale hearing was held to consider the Company’s motion under Section 363 of the Bankruptcy Code to approve the sale of substantially all of the assets of the Company and its wholly owned subsidiaries, Holdings and SRS, each a debtor and debtor-in-possession in their respective Bankruptcy Cases (the “Sale Hearing”).  The Sale Hearing was the culmination of a sale process that began on December 27, 2011, when a bidding procedures order was entered by the Bankruptcy Court (Docket No. 176) establishing procedures for the sale of substantially all of the assets of the Company and its subsidiaries, as a whole or in one or more parts, pursuant to which, among other things, qualified bidders, consisting of interested parties properly noticed, would submit competing and qualifying bids by February 1, 2012 (the “Sale Procedures Order”). The Company’s independent legal counsel reviewed the bids and conducted the auction on February 3, 2012 in accordance with the terms of the Sale Procedures Order (the “Auction”).

Prior to the Auction, the Company and its subsidiary, SRS, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with RC Beacon Acquisition, LLC, a Delaware limited liability company (“RC Beacon”), and Spindle Grid Regulation, LLC, a Delaware limited liability company (“Spindle Grid”), as purchasers, to serve as a stalking horse bid, provided that higher and better bids made at the Auction would be accepted over the stalking horse bid.  RC Beacon and Spindle Grid are subsidiaries of Rockland Capital, LLC.

At the Auction, after consideration of all reasonable alternatives and in consultation with the secured and unsecured creditors’ legal advisors, the Company selected RC Beacon and Spindle Grid, the Company’s stalking horse bidders, as the successful bidders for the Company’s and SRS’s assets for sale, based on the Asset Purchase Agreement.

On February 7, 2012, the Bankruptcy Court, under Case No. 11-13450 (KJC), determined that the Auction was conducted properly and in good faith, without collusion and in accordance with the Sale Procedures Order, and approved an order authorizing the sale of substantially all of the Company’s and SRS’s assets pursuant to the Asset Purchase Agreement (the “Sale Order”).

Pursuant to the Asset Purchase Agreement, RC Beacon will:

•      pay cash to the Company in an amount equal to approximately $4,700,000, of which $750,000 has been committed to be paid to the Massachusetts Development Finance Agency in full satisfaction of all of its claims against the Company; and

•      receive the Beacon Included Assets (as defined in the Asset Purchase Agreement), including property and equipment, intellectual property owned or licensed by the Company, and the assumption of the Tyngsboro Lease for operational real property located in Tyngsboro, Massachusetts, including the liabilities associated therewith as well as the right to the Deposit (as defined in the Asset Purchase Agreement) of the Company thereunder.

Pursuant to the Asset Purchase Agreement, Spindle Grid will:

•      pay cash to SRS in an amount equal to $800,000;

•      deliver an executed promissory note payable to the DOE in the principal amount of $25,000,000; and

•      receive the SRS Included Assets (as defined in the Asset Purchase Agreement), including intellectual property rights and software licensed by SRS, all of the assets of the Stephentown facility, a 20 MW flywheel frequency regulation plant located in Stephentown, New York, and all assets of and grants related to the Hazle Facility, a 20 MW flywheel frequency regulation plant proposed to be constructed or developed in Hazle Township, Pennsylvania.

Closing of the transactions contemplated by the Asset Purchase Agreement remains subject to the Federal Energy Regulatory Commission’s (FERC) approval of the sale of the SRS assets and other closing conditions.

Item 1.03               Bankruptcy or Receivership.

The information set forth in Item 1.01 is incorporated by reference into this Item 1.03.

Item 7.01.              Regulation FD Disclosure.

(i)            Based on the status of the Bankruptcy Cases as of the date of this filing, management of the Company does not currently expect holders of the Company’s equity securities to receive any distributions on account of any such equity securities.

(ii)           On February 6, 2012, the Company posted an update on its status to its website (the “Statement”), attached as Exhibit 99.1, which is incorporated by reference herein.

Limitation on Incorporation by Reference. The information contained in Exhibit 99.1 is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the statement attached as an exhibit hereto, the statement contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the statement regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Sale Order, dated February 7, 2012, granting the Company’s motion to dispose of substantially all operating assets (Case No. 11-13450).
10.2

Asset Purchase Agreement and related schedules, dated as of February 3, 2012, by and among Beacon Power Corporation, Stephentown Regulation Services LLC, RC Beacon Acquisition, LLC, and Spindle Grid Regulation, LLC.

99.1	Statement by Beacon Power Corporation dated February 6, 2012.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the anticipated benefits resulting from the conclusion of the auction process and the Bankruptcy Court’s approval of the Sale Order, expectations regarding the closing of the agreement to sell the Company’s 20-megawatt flywheel energy storage plant in Stephentown, New York, and all other assets of the Company, in a manner consistent with the Asset Purchase Agreement, expectations regarding obtaining necessary approvals by FERC, expectations regarding any re-hiring of current Company employees, anticipated benefits of restructuring the Company’s debt obligations in the manner anticipated by the Company’s agreement with Rockland Capital and its current lenders, the potential for additional equity investment, and any statements regarding the anticipated prospects of the business and assets to be sold to Rockland Capital following consummation of the sale. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to risks associated with the necessity to obtain FERC approval, and satisfaction of certain other closing conditions, before the agreement may be consummated, Rockland Capital, and other risks associated with selling assets during bankruptcy, including without limitation the risks that we may fail to execute any such sale in a timely manner or at all and that we cannot predict the amount of proceeds received in any such sale; risks associated with raising new capital during a bankruptcy, including without limitation the risk that any such capital investment will be made in a timely manner, or at all; and risks associated with the terms and conditions included in the court’s order.

Additional risks and uncertainties include: (i) the potential adverse impact of the bankruptcy cases on our business, financial condition or results of operations, including our ability to maintain contracts and other customer and vendor relationships that are critical to our business and the actions and decisions of our creditors and other third parties with interests in our bankruptcy cases; (ii) our ability to maintain adequate liquidity to fund our operations during the bankruptcy cases and to fund a plan of reorganization and thereafter, including maintaining normal terms with our vendors and service providers during the bankruptcy cases and complying with the covenants and other terms of our financing agreements; (iii) our ability to obtain court approval with respect to motions in the bankruptcy cases prosecuted from time to time and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the bankruptcy cases and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned; (iv) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 bankruptcy cases to Chapter 7 cases; (v) those factors identified in our filings with the Securities and Exchange Commission as may be accessed at www.sec.gov.

The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative and will pose substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the bankruptcy cases.  Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this report, and which we assume no obligation to update.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

February 9, 2012	By:	/s/ James M. Spiezio
		Name:	James M. Spiezio
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sale Order, dated February 7, 2012, granting the Company’s motion to dispose of substantially all operating assets (Case No. 11-13450).

10.2

Asset Purchase Agreement and related schedules, dated as of February 3, 2012 by and among Beacon Power Corporation, Stephentown Regulation Services LLC, RC Beacon Acquisition, LLC, and Spindle Grid Regulation, LLC.

99.1	Statement by Beacon Power Corporation dated February 6, 2012.